                                                                 EXECUTION COPY



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                            SHARE PURCHASE AGREEMENT


                                      among

                              KEY COMPONENTS, INC.

                               KEY COMPONENTS, LLC

                               SGC PARTNERS II LLC

                                       and

                                  KEYHOLD, INC.











August 12, 1999




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


                                TABLE OF CONTENTS


                                  Introduction


                                  ARTICLE I

                      AUTHORIZATION AND SALE OF THE SHARES

SECTION 1.1. PURCHASE AND SALE OF THE SHARES...............................1
SECTION 1.2. CLOSING.......................................................2
SECTION 1.3. CLOSING DELIVERIES............................................2

                                  ARTICLE II

                COMPANY AND PARENT REPRESENTATIONS AND WARRANTIES

SECTION 2.1.  ORGANIZATION AND STANDING OF THE COMPANY.....................3
SECTION 2.2.  AUTHORITY; VALID AND BINDING AGREEMENTS......................3
SECTION 2.3.  CONFLICTS; CONSENTS..........................................3
SECTION 2.4.  CAPITALIZATION...............................................4
SECTION 2.5.  EQUITY INTERESTS.............................................5
SECTION 2.6.  FINANCIAL INFORMATION........................................5
SECTION 2.7.  UNDISCLOSED LIABILITIES......................................6
SECTION 2.8.  TAXES........................................................6
SECTION 2.9.  ASSETS OTHER THAN REAL PROPERTY..............................7
SECTION 2.10. OWNED AND LEASED REAL PROPERTY...............................7
SECTION 2.11. ENVIRONMENTAL MATTERS........................................9
SECTION 2.12. INTELLECTUAL PROPERTY, ETC...................................9
SECTION 2.13. PERMITS.....................................................10
SECTION 2.14. MATERIAL CONTRACTS..........................................10
SECTION 2.15. LITIGATION..................................................11
SECTION 2.16. ABSENCE OF CHANGES OR EVENTS................................11
SECTION 2.17. COMPLIANCE WITH APPLICABLE LAWS.............................12
SECTION 2.18. CERTAIN EMPLOYEE MATTERS....................................12
SECTION 2.19. BENEFIT PLANS...............................................13
SECTION 2.20. TRANSACTIONS WITH AFFILIATES................................14
SECTION 2.21. DISCLOSURE..................................................14
SECTION 2.22. BROKERS.....................................................15
SECTION 2.23. FOREIGN CORRUPT PRACTICES ACT...............................15
SECTION 2.24. YEAR 2000...................................................15
SECTION 2.25. INVESTMENT COMPANY..........................................15
SECTION 2.26. SMALLBUSINESS MATTERS.......................................15
SECTION 2.27. SOLVENCY....................................................15
SECTION 2.28. INSURANCE...................................................15
SECTION 2.29. BOOKS AND RECORDS...........................................16
SECTION 2.30. CUSTOMERS AND SUPPLIERS.....................................16


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                                 ARTICLE III

             THE INVESTOR'S AND SUB'S REPRESENTATIONS AND WARRANTIES

SECTION 3.1. ORGANIZATION AND AUTHORITY...................................16
SECTION 3.2. SECURITIES ACT...............................................17
SECTION 3.3. ACCREDITED INVESTOR..........................................17
SECTION 3.4. BROKERS......................................................17
SECTION 3.5. RESTRICTED SECURITIES........................................17

                                  ARTICLE IV

               CONDITIONS OF THE INVESTOR'S AND SUB'S OBLIGATIONS

SECTION 4.1. REPRESENTATIONS AND WARRANTIES; COVENANTS....................17
SECTION 4.2. CONSENTS AND APPROVALS.......................................17
SECTION 4.3. OPERATIVE AGREEMENTS.........................................18
SECTION 4.4. INJUNCTIONS, ETC.............................................18
SECTION 4.5. FINANCIAL STATEMENTS.........................................18
SECTION 4.6. MINORITY DRAG ALONG AGREEMENTS...............................18
SECTION 4.7. HART SCOTT RODINO............................................18
SECTION 4.8. CLOSING DOCUMENTS............................................18
SECTION 4.9. PROCEEDINGS..................................................19

                                  ARTICLE V

                       CONDITIONS OF COMPANY'S OBLIGATIONS

SECTION 5.1. REPRESENTATIONS AND WARRANTIES...............................19
SECTION 5.2. OPERATIVE AGREEMENTS.........................................19
SECTION 5.3. INJUNCTIONS, ETC.............................................19
SECTION 5.4. CLOSING DOCUMENTS............................................20
SECTION 5.5. PURCHASE PRICE...............................................20

                                   ARTICLE VI

                                    COVENANTS

SECTION 6.1. USE OF PROCEEDS..............................................20
SECTION 6.2. SBA FORMS....................................................20
SECTION 6.3. CONDUCT OF BUSINESS..........................................20
SECTION 6.4. COOPERATION..................................................20

                                   ARTICLE VII

                                  MISCELLANEOUS

SECTION 7.1. NOTICES......................................................21
SECTION 7.2. INDEMNIFICATION..............................................22
SECTION 7.3. SURVIVAL OF AGREEMENT; TERMINATION...........................23

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SECTION 7.4.  ASSIGNMENT..................................................23
SECTION 7.5.  NO THIRD-PARTY BENEFICIARIES................................24
SECTION 7.6.  EXPENSES....................................................24
SECTION 7.7.  PUBLIC ANNOUNCEMENTS........................................24
SECTION 7.8.  WAIVERS; AMENDMENT..........................................24
SECTION 7.9.  ENTIRE AGREEMENT............................................25
SECTION 7.10. SEVERABILITY................................................25
SECTION 7.11. COUNTERPARTS................................................25
SECTION 7.12. HEADINGS, DEFINITIONS, INTERPRETATIONS......................25
SECTION 7.13. APPLICABLE LAW..............................................29
SECTION 7.14. CONSENT TO JURISDICTION.....................................29
SECTION 7.15. RESTRICTIVE LEGENDS.........................................29


                                      iii
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--------------------------------------------------------------------------------

                 PURCHASE AGREEMENT, dated August 12, 1999, among KEY COMPONENTS, LLC, a Delaware limited liability company (the "Company"), Key Components, Inc., a New York corporation and the sole existing member of the Company (the "Parent"), SGC Partners II LLC, a Delaware limited liability company (the "Investor"), and Keyhold, Inc., a Delaware corporation and a wholly owned subsidiary of the Investor ("Sub").

--------------------------------------------------------------------------------

                                  INTRODUCTION

                  The Investor desires to purchase from the Company, and the Company desires to issue and sell to the Investor, an aggregate of up to 266,963 shares (the "Shares") of the Company. As a condition to the purchase and sale, on the Closing Date, the Parent, the Company and Sub will become party to the Company's Amended and Restated Limited Liability Company Operating Agreement, substantially in the form attached as Exhibit A hereto (the "Operating Agreement"), and the Registration Rights Agreement, substantially in the form attached as Exhibit B hereto (the "Registration Rights Agreement"), and the Investor, Sub, the Company, the Parent and the stockholders of the Parent (the "Parent Stockholders") will become party to a Shareholders Agreement, substantially in the form of Exhibit C hereto (the "Shareholders Agreement" and, together with this Agreement, the Operating Agreement and the Registration Rights Agreement, the Operative Agreements"). The Operative Agreements set forth certain rights, options and other agreements among the parties.

                  Certain capitalized terms are defined in Section 7.12(b) of this Agreement.

                  Accordingly, in consideration of the representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I
                      AUTHORIZATION AND SALE OF THE SHARES

                  Section 1.1. Purchase and Sale of the Shares (a) Upon the terms and subject to the conditions of this Agreement, at the Initial Closing, the Company shall issue and sell to Sub, and Sub shall purchase from the Company, 137,931 Shares (the "Initial Shares") for an aggregate purchase price of $10,000,000 in cash (the "Purchase Price").

                  (b) Upon the terms and subject to the conditions of this Agreement, at any time prior to the first anniversary of the date hereof, the Company may require the Investor (through Sub) to purchase, up to 129,032 additional Shares (the "Additional Shares") for an aggregate purchase price of $10,000,000 (the "Additional Investment"). The Company may require the Investor (through Sub) to make the Additional Investment in one installment of $10,000,000 or in not more than two installments of $5,000,000 each. If the Investor (through Sub) makes the Additional Investment in one installment of $10,000,000, the Company shall issue Sub 129,032 Additional Shares. If the Investor (through Sub) makes the Additional Investment in one or more installments of $5,000,000, upon the first such installment, the Company shall issue Sub 64,516 of the Additional Shares, and on the second such installment, if any, the Company shall issue Sub the other 64,516 Additional Shares; provided, however, that prior to the first anniversary of the date hereof (a) no member of the Company Group may obtain any Equity-Linked Financing from any Person other than the Investor or Sub unless the Investor (through Sub) has made at least one installment of the Additional Investment in the amount of $5,000,000, and (b) no member of the Company Group may obtain any Equity-Linked Financing at a price less than the equivalent of $93.00 per share of common stock of Parent or per share of the Company from any Person other than the Investor or Sub unless the Investor (through Sub) has made the maximum Additional Investment of $10,000,000; and provided further that if the Company or Parent obtains Equity-Linked Financing at a price equal to or greater than the equivalent of $93.00 per share of Common Stock of the Parent or per share of the Company before the Investor has made the maximum Additional Investment of $10,000,000, the Investor shall have no further obligation to make the remainder of the Additional Investment under this Section 1.1(b). The number of Additional Shares to be issued pursuant to this Section 1.1(b) shall be adjusted equitably upon any reclassification, share combination, share subdivision, share dividend, share exchange, stock split, reverse stock split, or similar transaction or event; and provided further that the Investor shall not be obligated to make the second $5,000,000 installment of the Additional Investment unless the Company intends to use the proceeds of such second installment to make an acquisition or for a purpose the Investor reasonably agrees to be a growth initiative.

                  Section 1.2. Closing. The closing (the "Initial Closing") for the purchase and sale of the Initial Shares shall be held at the offices of Howard, Smith & Levin LLP, 1330 Avenue of the Americas, New York, New York 10019, at 10:00 a.m. on August 31, 1999, or at such other time or on such other date as may be agreed to by the Investor and the Company. The date on which the Initial Closing shall occur is herein referred to as the "Initial Closing Date." The closing or closings (each an "Additional Closing") for each Additional Investment shall be held on the fifth business day after the Company gives written notice that it requires Investor to make an investment in accordance with Section 1.1 or at such time and on such date as may be agreed to by the Investor and the Company. The date or dates on which the Company issues, and the Investor purchases, any Additional Shares in accordance with the terms hereof, are herein referred to as an "Additional Closing Date". Any such Additional Closings shall be on the terms and subject to the conditions set forth in this Agreement. Any references in this Agreement to the "Closing" or the "Closing Date" without qualification as to "Initial" or "Additional" shall be deemed to apply to the Initial Closing and any Additional Closings and the Initial Closing Date and any Additional Closing Dates, as appropriate.

                  Section 1.3. Closing Deliveries. At the Initial Closing, (a) the Investor shall deliver to the Company, by wire transfer of funds to the Company's account, the Purchase Price and (b) the Company shall issue and deliver to the Investor certificates representing the Initial Shares, registered in the name of Sub and bearing the legends set forth in Section 7.15. At any Additional Closings, (a) the Investor shall deliver to the Company, by wire transfer of funds to the Company's account, the purchase price for the Additional Shares purchased at such Additional Closing and (b) the Company shall issue and deliver to the Investor certificates representing such Additional Shares, registered in the name of Sub and bearing the legends set forth in
Section 7.15.

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                                   ARTICLE II
                COMPANY AND PARENT REPRESENTATIONS AND WARRANTIES

                  For purposes of Sections 2.7 and 2.9 through 2.30 references to the Company shall include the Parent, the Company and the Company Subsidiaries (as defined in Section 2.5) taken as a whole. Except as set forth on the disclosure schedule provided to the Investor and attached hereto (the "Disclosure Schedule"), the Parent and the Company jointly and severally represent and warrant to the Investor and Sub that:

                  Section 2.1. Organization and Standing of the Company. Each of the Parent, the Company and each Company Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization. Each of the Parent, the Company and each Company Subsidiary has all requisite power and authority necessary to enable it to own and operate its properties and assets and to conduct its business as presently conducted and proposed to be conducted. Each of the Parent, the Company and each Company Subsidiary is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties or assets requires qualification.

                  Section 2.2. Authority; Valid and Binding Agreements. The Parent and the Company each have all requisite power and authority to (i) execute and deliver the Operative Agreements and (ii) consummate the transactions contemplated hereby and thereby, and the Company has the requisite power and authority to issue and sell the Shares. The execution, delivery and performance by the Parent and the Company of the Operative Agreements and all documents to be executed by the Parent or the Company in connection therewith and the authorization, issuance, sale and delivery of the Shares have been duly authorized by all necessary action on the part of the Company and the Parent. This Agreement has been duly executed and delivered by the Parent and the Company and constitutes, and the other Operative Agreements when duly executed and delivered will constitute, the legal, valid and binding obligations of the Parent and the Company, enforceable against the Parent and the Company in accordance with their terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules or law governing the availability of equitable remedies.

                  Section 2.3. Conflicts; Consents. The execution and delivery by the Parent and the Company of this Agreement does not, and the execution and delivery of the other Operative Agreements by the Parent, the Company and the Parent Stockholders, as the case may be, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, breach, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of the Parent, the Company or any Company Subsidiary under, (i) any loan or credit agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, commitment, Permit (as defined in Section 2.13), agreement, understanding, instrument or obligation or other arrangement to which the Parent, the Company or any Company Subsidiary is a party or by which the Parent, the Company, any Company Subsidiary or any of their properties or assets may be bound or affected, (ii) any provision of the Parent's, the Company's or any Company Subsidiary's constitutive or governance documents, (iii) any

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judgment, order, writ, injunction or any decree, or any statute, law, ordinance, rule or regulation applicable to the Parent, the Company, any Company Subsidiary or any of their properties or assets. No consent, approval, order, license, Permit or authorization of, or notification, registration, declaration or filing with, any Governmental Authority or any other Person is required to be obtained or made by or with respect to the Parent, the Company or any Company Subsidiary in connection with the execution, delivery and performance by the Parent, the Company and the Parent Stockholders, as the case may be, of any of the Operative Agreements, the issuance and sale of the Shares, or the consummation of the transactions contemplated hereby and thereby, other than any such breaches, conflicts, violations, defaults, rights of termination, cancellation or acceleration, loss of benefits or creation or imposition of Liens that individually or in the aggregate could not reasonably be expected to (x) have a Material Adverse Effect, (y) materially impair the ability of the Company or Parent to perform their obligations under the Operative Agreements or (z) prevent or materially delay the consummation of any of the transactions contemplated the Operative Agreements.

                  Section 2.4. Capitalization. (a) The Company is authorized to admit additional members, and upon the due execution of the Operating Agreement by the parties thereto, the Company will be authorized to issue 5,000,000 shares in respect of membership interests in the Company, of which 1,251,048 will be validly issued and outstanding after giving effect to the transactions contemplated hereby at the Initial Closing. The admission of Sub as a member of the Company and the issuance of the Shares has been duly authorized and, when issued in accordance with this Agreement, the Shares (i) will be validly issued, fully paid, (ii) will have the rights, preferences and privileges described in the Operative Agreements and (iii) will not have been issued in violation of, and will not be subject to, any preemptive or subscription rights and will not result in the antidilution provisions of any security of the Company becoming applicable.

                  (b) The Shares, when issued and delivered in accordance with this Agreement, will be free and clear of any Liens and Sub will have good title thereto. The Shares, when issued as of the Initial Closing Date, will represent 11.02% of the total outstanding equity or membership interests of the Company assuming no exercise of the options set forth on Schedule I of the Shareholders Agreement.

                  (c) Except as set forth on Schedule 2.4(c), there are no outstanding warrants, options, rights, other securities, agreements, subscriptions or other commitments, arrangements or undertakings pursuant to which the Parent, the Company or any Company Subsidiary is or may become obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares or other equity membership or partnership interests, as the case may be, of the Parent, the Company or any Company Subsidiary, or to issue, grant, extend or enter into any such warrant, option, right, security, agreement, subscription or other commitment, arrangement or undertaking. Except for the rights of the Investor and Sub set forth herein and in the other Operative Agreements, there are no outstanding options, rights, other securities, agreements or other commitments, arrangements or undertakings pursuant to which the Parent, the Company or any Company Subsidiary is or may become obligated to redeem, repurchase or otherwise acquire or retire any shares or other equity membership or partnership interests, as the case may be, of the Parent, the Company or any Company Subsidiary which are presently outstanding or may be issued in the future.

                  (d) The Parent is the sole member of the Company and as of the date hereof owns, and through the time immediately prior to the Initial Closing will own, of record and beneficially 100% of the membership interests of the Company, free and clear of all Liens or any other restriction on the right to vote, sell or otherwise dispose of such interest. There are no bonds, debentures, notes or other indebtedness or securities of the Parent, the Company or any Company Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the members of the Company may vote.

                  (e) Other than the rights granted to the Investor and Sub pursuant to this Agreement and the other Operative Agreements, there are no outstanding rights which permit the holder thereof to cause the Parent, the Company or any Company Subsidiary to file a registration statement under the Securities Act or which permit the holder thereof to include securities of such entity in a registration statement filed by such entity under the Securities Act, and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Parent, the Company or any Company Subsidiary under the Securities Act.

                  (f) Assuming that the representations and warranties of the Investor and Sub set forth in Section 3.2 and 3.3 are true and correct, the offering, issuance and delivery of the Shares is and will be in full compliance with the Securities Act and applicable state securities laws.

                  Section 2.5. Equity Interests. A true and correct list of the Company's Subsidiaries are set forth on Schedule 2.5 (the "Company Subsidiaries"). Each of the Company Subsidiaries is directly or indirectly wholly owned by the Company. Neither the Company nor the Parent has any other Subsidiaries and, except for the Company's interest in Mastervolt BV, does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership, limited liability company or other Person. Neither the Company, the Parent, nor any Subsidiary is a member of or participant in any partnership, joint venture, limited liability company or similar entity (other than, in the case of the Parent, the Company).

                  Section 2.6. Financial Information. (a) The Parent and the Company have made available to the Investor complete and correct copies of (i) the consolidated, audited balance sheet of the Parent and its Subsidiaries as of December 31, 1998 (the "Balance Sheet"), and the related statements of operations, cash flows for the year then ended December 31, 1998 (the "1998 Financials"), (ii) the consolidated, unaudited balance sheet of the Parent and its Subsidiaries as of March 31, 1999, and the related statements of operations, cash flows for the quarter then ended (the "First Quarter Financials"), and
(iii) the consolidated, unaudited monthly balance sheets of the Parent and its Subsidiaries as of the end of each month after March 31, 1999 through June, 1999, and the related statements of operations, cash flows for the period then ended, which statements are prepared in accordance with GAAP and attached hereto as Schedule 2.6. (together with the First Quarter Financials, the "Unaudited Financials" and, the Unaudited Financials together with the 1998 Financials, being the "Financial Statements"). The forecasts and projections previously delivered to the Investor by the Parent and the Company and attached hereto as
Schedule 2.6 have been prepared in good faith based on discussions with the operational managers of the Company Group and the Company believes that such projections are based on reasonable assumptions.

                  (b) The Company has filed all required reports, forms and other documents required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the SEC since June 30, 1998 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such documents, and none of the Company SEC Documents contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the Company SEC Documents (including the 1998 Financials) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present in all material respects the consolidated financial position of the Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of Unaudited Financials, to normal and recurring year-end audit adjustments not material in scope or amount).
                  Section 2.7. Undisclosed Liabilities. Except as set forth on the Financial Statements or on Schedule 2.7, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise and whether due or to become due) except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, and which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for on the Balance Sheet.

                  Section 2.8. Taxes. The Parent, the Company and the Company Subsidiaries have filed or will have filed or caused to be filed in a timely manner (within any applicable extension periods) and in the appropriate jurisdictions all returns, reports and forms ("Returns") required to be filed on or before the Initial Closing Date with a Governmental Authority responsible for the imposition of a Tax and such Returns are and will be true, correct and complete in all material respects. The charges, accruals, and reserves for Taxes with respect to the Parent, the Company and the Company Subsidiaries as reflected on the Balance Sheet are adequate to cover Tax liabilities of the Parent, the Company and the Company Subsidiaries accruing throughout the date thereof. All Taxes due from and payable by the Parent, the Company and the Company Subsidiaries on or prior to the Closing Date have been or will be fully paid on a timely basis. No Liens have been filed and no claims are being asserted by or against the Parent, the Company or the Company Subsidiaries, with respect to any Taxes. For each taxable year since the inception of the Parent, the Parent has maintained a valid election under Section 1362(a) of the Code (as well as the equivalent provisions, if any, of all applicable state or local Tax statutes) to be treated as an "S corporation" and no corporation qualifies as a "predecessor corporation" of the Parent (for purposes of Section 1374(c) of the Code). The Parent, the Company and the Company Subsidiaries have complied and will comply with all applicable laws relating to the payment and withholding of Taxes (including withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code and similar provisions under any other applicable laws) and, within the time and in the manner prescribed by law, have withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required. Neither the Parent, the Company nor any of the Company Subsidiaries has received a notice of assessment or proposed assessment of any Taxes claimed to be owed by it or any other Person on its behalf. Except for the audit of Valley Forge Corporation and its subsidiaries for the year ended December 31, 1995, no Returns filed by or on behalf of the Parent, the Company or any of the Company Subsidiaries with respect to Taxes are currently being audited or examined. Neither the Parent, the Company, nor any Company Subsidiary has any notice of any such audit or examination. Neither the Parent, the Company nor any of the Company Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Parent, the Company or any of the Company Subsidiaries, and no Governmental Authority has proposed an adjustment or change in accounting method. To the knowledge of the Company with respect to Valley Forge Corporation, all transactions or methods of accounting that could give rise to an understatement of Federal income tax have been adequately disclosed on either the Parent's, the Company's or any relevant Company Subsidiary's tax returns in accordance with
Section 6662(d)(2)(B). Neither the Parent, the Company nor any Company Subsidiary is a party to any Tax-sharing or Tax indemnity agreement or any other agreement of a similar nature that remains in effect. Neither the Parent, the Company nor any Company Subsidiary has consented to any waiver of the statute of limitations for the assessment of any Taxes and has not requested any extension of time for the payment of any Taxes. The Company has been a single-member LLC at all times since its inception. For Federal income tax purposes, all income and assets of the Company are treated as income and assets of Parent.

                  Section 2.9. Assets Other than Real Property. Except as disclosed on Schedule 2.9, the Company has good title to, or a valid leasehold interest in, as applicable, all tangible assets reflected on the Balance Sheet or acquired after the date thereof, free and clear of all Liens except statutory liens for the payment of current taxes that are not yet delinquent and security interests which arise in the ordinary course of business and which do not affect the properties or assets of the Company in any material respect. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects. To the knowledge of the Company, (i) the tangible assets owned by the Company are in all material respects in good operating condition and repair, ordinary wear and tear excepted, and (ii) all tangible assets leased by the Company are in all material respects in the condition required by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof. Such assets, together with the assets referred to in Schedule 2.10 and Schedule 2.13, constitute all of the material properties, interests, assets and rights held for use or used in connection with the business and operations of the Company and constitute all those necessary to continue to operate the business of the Company consistent with current and historical practice and as presently contemplated to be conducted. Except as indicated in the preceding sentence, this Section 2.9 does not relate to (i) real property or interests in real property or (ii) intellectual property of the Company; such items are covered under Sections 2.10 and 2.11 and Section 2.12, respectively.

                  Section 2.10. Owned and Leased Real Property. (a) The address of each parcel of real property and any interest therein owned by the Company is set forth on Schedule 2.10(a) hereto (each such property or interest, together with any structures, improvements, easements and other rights on or appurtenant thereto, an "Owned Property").

                  (b) Each parcel of real property and any interest therein that the Company occupies, uses or otherwise has rights to pursuant to a lease, license, occupancy agreement or other agreement (each such agreement, together with all amendments, modifications, extensions and supplements thereto, a "Lease"), is referred to as "Leased Property". The Owned Properties and the Leased Properties are referred to collectively as the "Company Properties". Each Lease is in full force and effect and constitutes the valid and binding obligation of the Company, as applicable, enforceable against the Company in accordance with its terms. There exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to any default, in the performance by the Company (or, to the knowledge of the Company, the lessor thereunder), of any of its obligations under any Lease, except for such defaults that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (c) Except as described on Schedule 2.10(c), the Parent, the Company or one of the Company Subsidiaries is the sole owner and holder of (i) good and marketable fee title to each Owned Property, and (ii) a good, valid and existing leasehold estate, as tenant (or such other rights as described in such Schedule), in each Leased Property, in each case free and clear of all Liens and other encumbrances, restrictions and matters affecting title to or the use and occupancy of such Company Property, except as disclosed on Schedule 2.10(c) hereto ("Permitted Encumbrances"). No Company Property violates the terms or conditions of any Permitted Encumbrance, except for such violations that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (d) To the knowledge of the Company, each Company Property is in good repair and no condition exists which would interfere with the Company's customary use and operation thereof, and no part of any Company Property is subject to any building or use restrictions that would restrict or prevent the current use and operation of such Company Property, except for such conditions or restrictions that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, each Company Property is zoned for its current use, and such current use is in all respects a conforming use. No Governmental Authority having jurisdiction over any Company Property has issued or, to the knowledge of the Company, has threatened to issue, any notice or order that adversely affects the use or operation of any Company Property, or requires, as of the date hereof or a specified date in the future, any repairs, alterations, additions or improvements thereto, or the payment or dedication of any money, fee, exaction or property. There are neither any actual, nor, to the knowledge of the Company, any threatened or contemplated condemnation or eminent domain proceedings that affect any Company Property or any part thereof, and the Company has received no written notice of the intention of any Governmental Authority or other Person to take or use all or any part thereof. The Company has no knowledge of any actual or pending imposition of any assessments for public improvements with respect to any Company Property and, to the knowledge of the Company, no such improvements have been constructed or planned that would be paid for by means of assessments upon any Company Property. To the Company's knowledge, no improvements constituting a part of any Company Property encroach on real property not owned or leased by the Company. The Company has not received any written notice from any insurance company which has issued an insurance policy with respect to any Company Property requesting performance of any structural or other repairs or alterations to such Company Property. Each Company Property consists of sufficient land, parking areas, sidewalks, driveways and other improvements to permit the continued use of such Company Property in the manner and for the purposes to which it is presently devoted.

                  Section 2.11. Environmental Matters. (a) To the knowledge of the Company, no conditions exist at, on or under any Company Property which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

                  (b) To the knowledge of the Company, there have been no past, and there are no pending or threatened (i) claims or written complaints, notices or requests for information received by the Company with respect to any alleged violation of any Environmental Law, or (ii) written complaints, notices or inquiries to the Company regarding potential liability under any Environmental Law.

                  (c) To the knowledge of the Company, there have been no Releases of Hazardous Materials at, on or from any Company Property.

                  (d) To the knowledge of the Company, each Company Property is in compliance with all Environmental Laws in all material respects. The Company has been issued and is in compliance with all Permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their respective businesses.

                  (e) No Company Property is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list of sites requiring investigation or clean-up.

                  (f) (i) to the knowledge of the Company, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, landfills, lagoons, surface impoundments, disposal areas or disposal ponds, on or under any Company Property, and

                      (ii) to the knowledge of the Company, there are no polychlorinated biphenyls or friable asbestos present at any Company Property.

                  (g) The Company has not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list or which is the subject of any federal, state or local enforcement actions or other investigations which may lead to claims against the Company for any remedial work, damage to natural resources or personal injury, including claims under CERCLA. To the knowledge of the Company, no generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material has occurred or is occurring on or from any Company Property.

                  Section 2.12. Intellectual Property, etc. Except as set forth on Schedule 2.12, the Company owns or has the right to use, without payment to any other Person, all patents, trademarks, trade names, service marks, copyrights and other intellectual property rights used in its business as presently conducted and to be used in its business as proposed to be conducted. Except as otherwise indicated on Schedule 2.12, all patents, trademarks, trade names and service marks of the Company the loss of which could reasonably be expected to have a Material Adverse Effect on the Company have been duly registered and filed in or issued by each appropriate Governmental Authority in the jurisdictions indicated, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees have been paid to continue all such rights in effect. As used in the business of the Company, to the Company's knowledge, no such patent, trademark, trade name, service mark, copyright, application therefore, trade secret or other intellectual property right infringes any rights owned or held by any other person. There is no pending, and the Company has no notice or knowledge of any threatened, litigation, objection or claim being asserted by any Person with respect to the ownership, validity, enforceability or use of any such patents, trademarks, trade names, service marks, copyrights, applications therefor, trade secrets or other intellectual property rights or challenging or questioning the validity or effectiveness of any license relating to any such right. To the knowledge of the Company, no person is infringing the rights of the Company in such patent, trademark, trade name, service mark, copyright, application therefore, trade secret or other intellectual property right.

                  Section 2.13. Permits. The Company has obtained each permit, license and other authorization or approval necessary or useful for the Company to own, lease or use any of its properties or assets, including the Company Properties except for such licenses, certificates, permits, and rights the absence of which would not individually or in the aggregate have a Material Adverse Effect (each, a "Permit"). Each such Permit was duly issued and obtained, currently is in full force and effect, and shall remain in full force and effect for its respective term. To the knowledge of the Company, no default or violation, or event which with the passage of time or giving of notice or both would become a default or violation, has occurred in the due observance of any Permit, and the consummation of the transactions contemplated in this Agreement will not result in the non-renewal, revocation or termination of any such or Permit.

                  Section 2.14. Material Contracts. Schedule 2.14 contains a true and complete list or description of all written or oral contracts, agreements and other instruments ("Contracts") to which the Company is a party (other than purchase orders entered into in the ordinary course of business by the Company) (A) relating to indebtedness for money borrowed or capital leases,
(B) relating to commitments in excess of $100,000 in any given year, (C) relating to the employment or compensation of any director, officer, member or stockholder of the Company, or any Affiliate of such Person, (D) relating to the employment or compensation of any consultant, independent contractor or other agent of the Company, or, to the knowledge of the Company, any Affiliate of such Person, relating to the payment in excess of $100,000 in any given year, (E) relating to the sale or other disposition of any assets, properties or rights (other than the sale of inventory), (F) relating to the distribution of the Company's Products or services and which require the payment of money in excess of $100,000, (G) which restricts the Company's ability to do business in any geographic area or grants to any Person exclusive or similar rights in any line of business or in any geographic area, (H) which restricts the Company's ability to solicit employees of another Person or restricts another Person's ability to solicit the Company's employees, (I) to which any member or Affiliate of any member is a party, or (J) that is otherwise material to the results of operations, financial condition or prospects of the Company or entered into other than in the ordinary course of business. Except as set forth on Schedule 2.14, all Contracts are valid, binding and in full force and effect as to the Company, and to the knowledge of the Company, there is no material default, or any event which upon notice or the passage of time, or both, would give rise to any material default, in the performance of the Company nor, to the Company's knowledge, in the performance of any other party to any such Contracts in any material respect.

                  Section 2.15. Litigation. There are no material suits, actions, claims, judgments, arbitrations or other legal, administrative or regulatory proceedings or, to the knowledge of the Company, investigations, whether at law or in equity, or before or by any Federal, foreign, state or municipal or other governmental department, commission, board, bureau, agency or instrumentality (a) pending or, to the knowledge of the Company, threatened by or against or affecting the Company or any of its properties or assets or (b) to the knowledge of the Company, pending or threatened by or against any of the officers or employees of the Company which relate to or involve the termination by such Person of his employment with any of such Person's former employers. Except as set forth on Schedule 2.15 hereto, to the knowledge of the Company, there is no basis for any such lawsuit, claim, arbitration or other proceeding or investigation. There is no outstanding judgment, order or decree of any Governmental Authority or arbitrator applicable to the Company or any of its properties, assets or business.

                  Section 2.16. Absence of Changes or Events. Except as set forth on Schedule 2.16 or in the Company SEC Documents filed with the SEC prior to the date hereof, since December 31, 1998, the business of the Company has been conducted in the ordinary course consistent with past practice and there has not been:

                  (a) any event, violation or other matter that could, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect;

                  (b) any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the Company, in excess of $100,000 in the singular or the aggregate, other than obligations under customer contracts, current obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

                  (c) any payment, discharge, satisfaction or settlement of any claim or obligation of the Company, except in the ordinary course of business and consistent with past practice;

                  (d) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of the Company (except in respect of taxes payable by the Parent Stockholders as permitted by the Indenture of the Company and Key Components Finance Corp., dated May 28, 1998 (the "Indenture") or any direct or indirect redemption, purchase or other acquisition of any such shares;

                  (e) except for (i) this Agreement, (ii) the Additional Investment and the rights of the Investor and Sub set forth in the other Operative Agreements and (iii) issuances of equity interests set forth on
       Schedule 2.4(c), any issuance or sale, or any contract entered into for the issuance or sale, of any shares of the Company or securities convertible into or exercisable for an equity interest in the Company;

                  (f) any sale, assignment, pledge, encumbrance, transfer or other disposition of any tangible asset of the Company (other than sales or the licensing of its Products to customers in the ordinary course of business consistent with past practice), or any sale, assignment, transfer or other disposition of any Intellectual Property (other than licensing of Products of the Company in the ordinary course of business and on a non-exclusive basis);

                  (g) any creation of any Lien on any property of the Company except statutory liens for the payment of current taxes that are not yet delinquent and security interests which arise in the ordinary course of business and which do not affect the properties or assets of the Company in any material respect;

                  (h) any write-down of the value of any asset of the Company or any write-off as uncollectible of any accounts or notes receivable or any portion thereof except in the ordinary course of business and in a magnitude consistent with historical practice;

                  (i) any cancellation of any debts or claims or any amendment, termination or waiver of any rights of the Company except in the ordinary course of business consistent with past practice;

                   (j) any general increase in the compensation of employees of the Company (including any increase pursuant to any written bonus, pension, profit-sharing or other benefit or compensation plan, policy or arrangement or commitment), any increase in fees or payments made or due to Millbrook Capital Management, Inc., or any increase in any such compensation or bonus payable to any officer, member, director, consultant or agent of the Company having an annual salary or remuneration in excess of $100,000;

                  (k) any damage, destruction or loss (whether or not covered by insurance) affecting any asset or property of the Company resulting in liability or loss in excess of $100,000;

                  (l) any change in the independent public accountants of the Company or any material change in the accounting methods or accounting practices followed by the Company or any material change in depreciation or amortization policies or rates; or

                  (m) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (a) through (l).

                  Section 2.17. Compliance with Applicable Laws. (a) The Company and its properties, assets, operations and business are in compliance in all material respects with all applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority and any filing requirements relating thereto, including laws and regulations relating to environmental requirements and occupational safety and health and all building, fire, zoning, setback, and subdivision laws (collectively, "Legal Requirements"), and, except as otherwise disclosed on Schedule 2.17 hereto, no written notes or notices of violation of any Legal Requirements have been issued by any Governmental Authority.

                  Section 2.18. Certain Employee Matters. (a) In the last five years, the Company has not experienced any labor disputes, union organization attempts or work stoppage due to labor disagreements. There is no unfair labor practice charge or complaint against the Company pending, or to the knowledge of the Company, threatened before the National Labor Relations Board or any comparable state agency or authority and there are no existing or prior facts, circumstances or conditions that could reasonably be expected to form the basis therefor. There is no written or oral contract, commitment, agreement, understanding or other arrangement with any labor organization, nor work rules or practices agreed to with any labor organization or employee association, applicable to employees of the Company, nor is the Company a party to or bound by any collective bargaining or similar agreement; there is, and in the last five years, there has been, no representation of the employees of the Company by any labor organization and, to the knowledge of the Company, there are no union organizing activities among the employees of the Company, nor to the knowledge of the Company, has any question concerning representation been raised or is threatened respecting the employees of the Company.

                  (b) Except as set forth in Schedule 2.18, the Company does not have any unsatisfied liability to any previously terminated employee or independent contractor. The Company has made available all written employee handbooks, policies, programs and arrangements to the Investor. To the knowledge of the Company, no key employee or group of employees has any plans to terminate their employment with the Company as a result of the transactions contemplated hereby or otherwise.

                  Section 2.19. Benefit Plans. (a) Except as set forth in
Section 2.19(a), the Company has made available to the Investor true and complete copies of (A) each pension, retirement, savings, deferred compensation, and profit-sharing plan and each stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan and any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), under which the Company has any material current or future obligation or liability or any potential, contingent or secondary liability under Title IV of ERISA or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company has or may have any current or future right to benefits (the term "plan" shall include any contract, agreement, policy or understanding, each such plan being hereinafter referred to in this Agreement individually as a "Benefit Plan"), (B) the summary plan description for each Benefit Plan, (C) the latest annual report, if any, which has been filed with the IRS for each Benefit Plan, (D) the most recent IRS determination letter for each Benefit Plan that is a pension plan (as defined in ERISA) intended to be qualified under Section 401(a) of the Code and (E) copies of any existing reports for the most recent Benefit Plan year showing compliance with discrimination rules under those of Sections 401(a), 401(k), 401(m), 419, 419A, 505, 501(c)(9), 105(h), 125 or 129
of the Code applicable to such Benefit Plan. Each Benefit Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Code is and has been determined by the IRS to be tax qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendment to or failure to amend any such Benefit Plan and no other event or circumstance has occurred that could reasonably be expected to adversely affect its tax qualified status. There has been no prohibited transaction within the meaning of Section 4975 of the Code and Section 406 of Title I of ERISA with respect to any Benefit Plan.

                  (b) There are no actions, claims, lawsuits or arbitrations pending, or, to the knowledge of the Company, threatened, with respect to any Benefit Plan or the assets of any Benefit Plan. To the knowledge of the Company, each Benefit Plan has been administered in all material respects in accordance with its terms and with all applicable laws (including, without limitation, ERISA). Except as set forth on Schedule 2.19(b), the Company has satisfied all material funding, compliance and reporting requirements for all Benefit Plans. With respect to each Benefit Plan, if applicable, the Company has paid all contributions (including employee salary reduction contributions) and all insurance premiums that have become due and any such expense accrued but not yet due has been properly reflected in the Financial Statements.

                  (c) The consummation of the transactions contemplated by this Agreement will not (1) entitle any employee or independent contractor of the Company to severance pay or termination benefits, (2) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee or independent contractor or (3) obligate the Company or any of its Affiliates, to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any employee, consultant, agent or independent contractor of the Company for periods before the Closing Date.

                  (d) Except as set forth on Schedule 2.19(b), no Benefit Plan is subject to the provisions of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA. No Benefit Plan is subject to Title IV of ERISA. Since inception, neither the Company nor any business or entity treated as a single employer with the Company for purposes of Title IV of ERISA contributed to or was obliged to contribute to a pension plan that was at any time subject to Title IV of ERISA.

                  (e) No Benefit Plan provides or is required to provide, now or in the future, health, medical, dental, accident, disability, death or survivor benefits to or in respect of any Person beyond termination of employment, except to the extent required under any state insurance law or under Part 6 of Subtitle B of Title I of ERISA and under Section 4980(B) of the Code. No Benefit Plan covers any individual that is not an employee of the Company, other than spouses and dependents of employees under health and child care policies listed in
Schedule 2.19(a), true and complete copies of which have been made available to the Investor.

                  Section 2.20. Transactions with Affiliates. Except as set forth in Schedule 2.20, no current or former partner, director, officer, stockholder or member of the Company or any associate or Affiliate thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or during the 12-month period ending on the date hereof has been, (i) a party to any transaction with the Company (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or member or such associate or affiliate or relative) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through a national securities exchange or on the NASDAQ National Market System), nor does any such Person receive income from any source other than the Company which relates to the Company's business or should properly accrue to the Company.

                  Section 2.21. Disclosure. No statement by the Company contained in this Agreement and the exhibits and schedules attached hereto or in any certificate or schedule furnished or to be furnished by or on behalf of the Company to the Investor or any of its representatives in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements contained herein or therein not misleading.

                  Section 2.22. Brokers. Except as set forth in Section 16 of the Shareholders Agreement, no agent, broker, investment banker, Person or firm acting on behalf of the Company or any member of the Company or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

                  Section 2.23. Foreign Corrupt Practices Act. The Company and, to the knowledge of the Company, its employees are in compliance in all material respects with the U.S. Foreign Corrupt Practices Act, as amended, including without limitation the books and records provisions thereof.

                  Section 2.24. Year 2000. On or before September 30, 1999, all of the Internal MIS Systems of the Company will be Year 2000 Compliant. The Company has furnished the Investor with true, correct and complete copies of any customer agreements and other materials and correspondence in which Company has furnished (or could be deemed to have furnished) assurances as to the performance and/or functionality of the Company's Products or Services on or after January 1, 2000. The Company has furnished the Investor with a true, correct and complete copy of any internal investigations, memoranda, budget plans, forecasts or reports principally concerning the Year 2000 Compliant status of the Products, services, operations, systems, supplies and Facilities of the Company and its vendors.

                  Section 2.25. Investment Company. Neither the Company nor any Person Controlling the Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  Section 2.26. Small Business Matters. The Company acknowledges that the Investor is a federally licensed SBIC under the SBIC Act. The Company, together with its "affiliates" (as that term is defined in 13 CFR ss.121.103), is a "small business concern" within the meaning of the SBIC Regulations including 13 CFR ss.121.103. For a period of one year following the date hereof, neither the Company nor any of its Subsidiaries will change its business activity if such change would render the Company ineligible to receive financial assistance from an SBIC under the SBA Act and the regulations thereunder (within the meanings of 13 CFR ss.ss. 107.720 and 107.760(b)).

                  Section 2.27. Solvency. As of the date hereof and the Closing Date, (i) the fair market value of the Company's assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (ii) the present fair saleable value of the Company's assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and (iii) the Company is able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature.

                  Section 2.28. Insurance. All insurance policies ("Insurance Policies") that are currently held by the Company are in the name of the Company, outstanding and in full force and effect and all premiums due with respect to such policies are currently paid. The Company has not received notice of cancellation or termination of any Insurance Policy, nor has it been denied or had revoked or rescinded any policy of insurance, nor has it borrowed against any Insurance Policy. Except as set forth on Schedule 2.28, to the knowledge of the Company, there are no claims in the last five years for which an insurance carrier has denied or threatened to deny coverage. The Company carries, or is covered by, insurance with companies that are financially sound and reputable in such amounts with such deductibles and against such risks and losses as the Company believes are reasonable for the business and assets of the Company.

                  Section 2.29. Books and Records. Except as set forth on
Schedule 2.29, the books of account, ledgers, order books, records and documents of the Company reflect in all material respects, all material information relating to the business of the Company, the nature, acquisition, maintenance, location and collection of each of its material assets, and the nature of all transactions giving rise to material obligations or accounts receivable of the Company.

                  Section 2.30. Customers and Suppliers. Schedule 2.30 contains true and correct information regarding the Company's customers and suppliers. Except as set forth in Schedule 2.30, there exists no actual or, to the knowledge of the Company, threatened termination, cancellation or material limitation of, or any modification or change in, the business relationship of the Company with any of the Company's ten largest customers or group of customers or that are otherwise material to the operations of the Company, or with any of the Company's ten largest suppliers or group of suppliers or that are otherwise material to the operations of the Company, and no member of the senior management team of the Company or Parent has received any report or other information from any employee, sales representative or other person employed or otherwise engaged by the Company regarding the existence of any present or future condition or state of facts or circumstances involving customers, suppliers or sales representatives (including the consummation of the transactions contemplated in this Agreement) which would have a Material Adverse Effect on the Company or could reasonably be expected to prevent the conduct of the Company's business after the consummation of the transactions contemplated in this Agreement on substantially the same terms as such business has been conducted immediately prior to the date hereof.

                                   ARTICLE III
             THE INVESTOR'S AND SUB'S REPRESENTATIONS AND WARRANTIES

                  The Investor and Sub hereby represent and warrant to the Company as follows:

                  Section 3.1. Organization and Authority. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Investor and Sub have all requisite power and authority to enter into the Operative Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Investor and Sub of the Operative Agreements and the consummation by the Investor and Sub of the transactions contemplated thereby has been duly authorized by all necessary action on the part of the Investor and Sub. When duly executed and delivered by the Investor and Sub, the Operative Agreements will constitute valid and binding obligations of the Investor and Sub, enforceable against the Investor and Sub in accordance with their terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

                  Section 3.2. Securities Act. The Investor (through Sub) is acquiring the Shares for investment only for its own account and not with a view to any public distribution of all or any portion thereof.
                  Section 3.3. Accredited Investor. The Investor is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act.

                  Section 3.4. Brokers. No agent, broker, investment banker, Person or firm acting on behalf of the Investor or under the authority of the Investor is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

                  Section 3.5. Restricted Securities. The Investor and Sub acknowledge that, because they have not been registered under the Securities Act or any state securities laws, the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Investor and Sub are familiar with the provisions of Rule 144 promulgated under the Securities Act and the resale limitations imposed thereby and by the Securities Act. The Investor and Sub understand that no public market now exists for the Shares and that it is uncertain whether a public market will ever exist for the Shares.


                                   ARTICLE IV
               CONDITIONS OF THE INVESTOR'S AND SUB'S OBLIGATIONS

                  The obligation of the Investor and Sub to purchase the Initial Shares at the Initial Closing is subject to the satisfaction (or waiver by the Investor) as of the Initial Closing Date of the following conditions other than the condition set forth in Section 4.7. The obligation of the Investor and Sub to purchase any Additional Shares at any Additional Closing is subject to the satisfaction (or waiver by the Investor) as of the applicable Additional Closing Dates of the conditions set forth in Sections 4.4. 4.5, 4.7, and 4.8(d), (i) and
(j).

                  Section 4.1. Representations and Warranties; Covenants. The representations and warranties of the Parent and the Company made in this Agreement (i) shall be true and correct in all material respects, or to the extent already qualified with respect to materiality shall be true and correct, and (ii) taken as a whole, and without giving effect to any materiality qualifiers therein, shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date with the same effect as if made at and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier time. The Parent and the Company shall have performed each of the covenants and agreements of the Parent or the Company contained in the Operative Agreements required to be performed at or prior to the Closing.


                  Section 4.2. Consents and Approvals. The Company shall have obtained or made all consents, approvals, orders, licenses, Permits and authorizations of, and registrations, declarations and filings with, any Governmental Authority or any other Person listed on Schedule 4.2.

                  Section 4.3. Operative Agreements. The Parent, the Company, the Investor, Sub and the Parent Stockholders, as the case may be, shall have entered into each of the Operative Agreements, and each Operative Agreement shall be in full force and effect.

                  Section 4.4. Injunctions, etc. No injunction or order of any Governmental Authority shall be in effect as of the Closing, and no lawsuit, claim, proceeding or investigation shall be pending or threatened by or before any Governmental Authority as of the Closing, which would restrain or prohibit the issuance and sale of the Shares or the consummation of any of the other transactions contemplated by the Operative Agreements or invalidate or suspend any provision of the Operative Agreements.

                  Section 4.5. Financial Statements. The Company shall have filed its quarterly report on Form 10-Q for the three months ended June 30, 1999, or, in the case of any Additional Closings, any reports due to have been filed on or prior to such Additional Closing Date, and in each case, the Company Group shall not from the date hereof through such Initial Closing Date or Additional Closing Date, as the case may be, have suffered a Material Adverse Effect.

                  Section 4.6. Minority Drag Along Agreements. The Company shall have requested that each of the shareholders of the Company who is not a party to the Shareholders Agreement execute agreements providing the Company and SG with "drag along" rights.

                  Section 4.7. Hart Scott Rodino. Any applicable waiting period under the Hart Scott Rodino Anti-Trust Improvements Act of 1976, as amended shall have expired or been terminated.

                  Section  4.8.  Closing  Documents.   The  Company  shall  have
delivered to the Investor the following:

                  (a) a certificate of the chief executive officer and president of the Company, dated the Closing Date, to the effect that the conditions specified in Section 4.1, 4.2 and 4.5 have been satisfied;

                  (b) incumbency certificates dated the Closing Date for the officers of the Company executing any of the Operative Agreements and any documents delivered in connection with the Operative Agreements and the Closing;

                  (c) a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, certifying the attached copies of the Certificate, Original Operating Agreement and resolutions adopted by the Board of Directors of the Company authorizing the consummation by the Company of the transactions contemplated hereby;

                  (d) a certificate of the Secretary of State of the State of Delaware, dated a recent date, certifying that the Company is in good standing in the State of Delaware and that all annual reports, if any, have been filed as required and that all fees have been paid in connection therewith;

                  (e) an opinion dated the Closing Date of Rubin Baum Levin Constant & Friedman, counsel to the Company, in the form attached hereto as Exhibit D;

                  (f) a written certification from the Company regarding its intended use of the proceeds of the Financing;

                  (g) evidence that the Indenture has been duly amended to permit the Company to make distributions for the payment of Taxes in as required by the Operating Agreement;

                  (h) evidence of the consent of the Company's senior lenders to the consummation of the transactions contemplated hereby and by the other Operative Agreements including consent of the Company's senior lenders that the Purchase Price and any Additional Purchase Price may be used to repay monies borrowed under the Existing Revolver;

                  (i) a certificate or certificates representing the number of Shares being purchased at the applicable Closing; and

                  (j) such other certificates or documents as the Investor or its counsel may reasonably request relating to the transactions contemplated hereby.

                  Section 4.9. Proceedings. All proceedings taken by the Company in connection with the transactions contemplated by the Operative Agreements and all documents and papers relating to such transactions shall be reasonably satisfactory in form and substance to the Investor and its counsel, and the Investor shall have received all such certified or other copies of all such documents as it shall have reasonably requested.


                                    ARTICLE V
                       CONDITIONS OF COMPANY'S OBLIGATIONS

                  The obligation of the Company to issue and sell the Initial Shares at the Initial Closing and any Additional Shares at any Additional Closing to the Investor (through Sub) is subject to the satisfaction (or waiver by the Company) as of the applicable Closing Date of the following conditions:

                  Section 5.1. Representations and Warranties. The representations and warranties of the Investor and Sub made in this Agreement shall be true and correct in all material respects (or as already qualified with respect to materiality) as of the date of this Agreement and as of the Closing Date with the same effect as if made at and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier time.

                  Section 5.2. Operative Agreements. The Parent, the Company, the Investor, Sub and the Parent Stockholders, as the case may be, shall have entered into each of the Operative Agreements, and each Operative Agreement shall be in full force and effect.

                  Section 5.3. Injunctions, etc. No injunction or order of any Governmental Authority shall be in effect as of the Closing, and no lawsuit, claim, proceeding or investigation shall be pending or threatened by or before any Governmental Authority as of the Closing, which would restrain or prohibit the issuance and sale to the Investor (through Sub) of the Shares or the consummation of any of the other transactions contemplated by the Operative Agreements or invalidate or suspend any provision of the Operative Agreements.

                  Section 5.4. Closing Documents. The Investor shall have delivered to the Company a certificate to the effect that the condition specified in Section 5.1 has been satisfied or waived.

                  Section 5.5. Purchase Price. The Company shall have received payment from the Investor for the Shares, net, in the case of the Initial Closing, of the amount payable by the Company to the Investor in respect of the Investor's expenses in accordance with Section 7.6 hereof.

                                   ARTICLE VI
                                    COVENANTS

         The Company and Parent covenant and agree that, unless the Investor otherwise consents in writing:

                  Section 6.1. Use of Proceeds. The proceeds of the sale of the Shares shall be used to repay existing indebtedness and for working capital for purposes of conducting the business of the Company; provided, however, that the parties acknowledge and agree that the Company may draw on its available credit at some later date to finance certain acquisitions (although no definitive agreements for acquisitions have been entered into), but that such acquisitions are not conditioned upon the consummation of the transactions contemplated hereby and the consummation of the transactions contemplated hereby is not conditioned on the actual or planned consummation of such acquisitions.

                  Section 6.2. SBA Forms. As promptly as practicable following the Closing, the Company and Parent shall assist the SBIC Holder in preparing SBA Form 480, Form 652 and Parts A and B of Form 1031 (or successor forms). The information regarding the Company and its Affiliates furnished by the Company and Parent to the SBIC Holder to be set forth in SBA Form 480, Form 652 and Parts A and B of Form 1031 (or successor forms) will be accurate and complete.

                  Section 6.3. Conduct of Business. (a) From the date hereof until the Closing Date, except as may be required to satisfy a condition to Closing and except as otherwise consented to by the Investor in writing, the Parent and the Company shall operate the business of the Company only in the ordinary course of business consistent with past practice.

                  (b) Without limiting the generality of the foregoing, neither the Company nor the Parent shall, without the prior written consent of the Investor, directly or indirectly, cause any part of Section 2.16 not to be true and correct at the Closing.


                  Section 6.4. Cooperation. The Company and the Parent shall consult with the Investor, and provide the Investor with a reasonable opportunity to review and comment, on the Indenture amendment and on the terms of Internal Reorganization (as defined in Section 2.5 of the Disclosure Schedule).

                                   ARTICLE VII
                                  MISCELLANEOUS

                  Section 7.1. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

                  (a)      if to the Investor or Sub,

                           SGC Partners II LLC
                           c/o SG Capital Partners LLC
                           15th Floor
                           1221 Avenue of the Americas
                           New York, NY  10020
                           Attention:  Christopher M. Neenan
                           Telecopier:  (212) 278-5454

                  with a copy to:

                           Howard, Smith & Levin LLP
                           1330 Avenue of the Americas
                           New York, NY 10019
                           Attention: Scott F. Smith, Esq.
                           Telecopier:  (212) 841-1010

                  (b)      if to the Company,

                           Key Components, LLC
                           200 White Plains Road
                           4th Floor
                           Tarrytown, NY 10591
                           Attention:  Alan L. Rivera
                           Telecopier:  (914) 332-1441

                  with a copy to:

                             Rubin Baum Levin Constant & Friedman
                             30 Rockefeller Plaza
                             New York, New York 10112
                             Attention:  Michael J. Emont
                             Telecopier: (212) 698-7825

                  All notices and other communications given to either party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, graphic scanning or other telegraphic communications equipment of the sender, in each case delivered or sent (properly addressed) to such party as provided in this Section 7.1 or in accordance with the latest unrevised direction from such party given in accordance with this
Section 7.1.

                  Section 7.2. Indemnification. (a) The Parent and the Company agree to jointly and severally indemnify, defend and hold harmless the Investor, Sub and the respective successors and assigns and each of their respective officers, managers, members, partners, directors, Affiliates, employees, attorneys, representatives and agents (all such Persons and entities being collectively referred to as "Indemnified Parties") from and against any and all Losses incurred or sustained by any Indemnified Party as a result of or arising from or in connection with any inaccuracy or breach of any representation, warranty or covenant made by the Company pursuant to this Agreement. Section 7.2 is the exclusive remedy of the Indemnified Parties for such Losses, except that nothing contained in this Section 7.2 shall limit in any manner any remedy at law or in equity to which an Indemnified Party shall be entitled against Parent or the Company as a result of fraud.

                  (b) The Investor agrees to indemnify, defend and hold harmless the Company and Parent and the respective successors and assigns and each of their respective officers, managers, members, partners, directors, Affiliates, employees, attorneys, representatives and agents (all such Persons and entities being also collectively referred to as "Indemnified Parties") from and against any and all Losses incurred or sustained by any Indemnified Party as a result of or arising from or in connection with any breach by the Investor of its obligation to make all or part the Additional Investment in accordance with the terms of Section 1.1(b) of this Agreement.

                  (c) The indemnification obligations of the parties hereunder shall be satisfied by the delivering to the Indemnified Party by wire transfer of immediately available funds the amount of any indemnity payment due hereunder.

                  (d) The obligations and liabilities of the parties hereunder with respect to their indemnities pursuant to this Section 7.2 shall be subject to the following terms and conditions:

                           (i) If any third party shall  notify any  Indemnified
Party with respect to any matter (a "Third Party
Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 7.2, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                           (ii) Any Indemnifying Party will have the right to
assume the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

                           (iii) So long as the Indemnifying Party has assumed
and is conducting the defense of the Third Party Claim in accordance with
Section 7.2(d)(ii) above, (A) the Indemnifying

Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the Indemnified Party and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without prior written consent of the Indemnifying Party (not to be withheld unreasonably).

                           (iv) In the event none of the Indemnifying Parties
assumes and conducts the defense of the Third Party Claim in accordance with
Section 7.2(d)(ii) above, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner he or it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (B) the Indemnifying Parties will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 7.2.

                           (e) The Company's and Parent's obligations under
Section 7.2(a) shall not exceed the sum of (x) the Purchase Price paid for the Initial Shares and (y) the amount of any Additional Investment and the Investor's indemnification obligations under Section 7.2(b) shall not exceed $10,000,000.

                           (f) No party shall be entitled to indemnification
pursuant to this Section 7.2 with respect to any claim for indemnification unless the aggregate amount of all Losses to the Indemnified Party under this Agreement exceeds in the aggregate $100,000, whereupon the Indemnifying Party shall be obligated to pay in full the aggregate amount of such Losses (including such first $100,000).

                  Section 7.3. Survival of Agreement; Termination. All covenants, agreements, representations and warranties made by Parent and the Company herein and in the certificates or other documents prepared or delivered in connection with the applicable Closing shall be considered to have been relied upon by the Investor and shall survive the execution and delivery of this Agreement or such certificate or other document, the sale and purchase of the Shares and any disposition thereof, regardless of any investigation made by the Investor or on its behalf and shall remain in full force as follows: representations and warranties set forth in Sections 2.1 through 2.5 survive without limitation, representations and warranties set forth in Section 2.8 and
2.19 shall survive until the expiration of the statutes of limitation relevant to claims arising thereunder and all other representations and warranties survive until the first anniversary of the date hereof.

                  Section 7.4. Assignment. This Agreement and the rights hereunder shall not be assignable or transferable by either party (except by operation of law in connection with a merger, consolidation or sale of substantially all the assets of such party) without the prior written consent of the other party hereto; provided that the Investor and Sub may assign, in their sole discretion, any or all of their respective rights, interests and obligations under this Agreement to any of its Affiliates or to any transferee of Shares who is a member of the Investor's Shareholder Group (as defined in the

Shareholders Agreement), other than a transferee who shall acquire such Shares in a public offering pursuant to a registration statement declared effective under the Securities Act or pursuant to Rule 144 thereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                  Section 7.5. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

                  Section 7.6. Expenses. (a) Each party shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated, except as otherwise provided in this Agreement; provided, however, that the Company shall, at the Closing, reimburse the Investor for all of its reasonable and documented fees and expenses, including the fees and expenses of Howard, Smith & Levin LLP, special counsel to the Investor, and Deloitte & Touche LLP, the Investor's accountants; provided that such fees and expenses shall not exceed $350,000. In the event the transactions contemplated hereby are consummated, the Company agrees to pay stamp and other transfer taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance of the Shares. The Company further agrees that it shall indemnify the Investor and Sub from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority solely by reason of the issuance of the Shares.

                  (b) The provisions of this Section 7.6 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement or the consummation of the transactions contemplated hereby, the invalidity or unenforceability of any term or provision of this Agreement or the other Operative Agreements or any investigation made by or on behalf of the Investor. All amounts due under this Section 7.6 shall be payable on written demand therefor. Nothing contained in this Section 7.6 shall limit in any manner any remedy at law or in equity to which the Investor shall otherwise be entitled.

                  Section 7.7. Public Announcements. The Company and the Investor shall consult with each other before issuing any press release or otherwise making any public statements (including as may be required by applicable law) with respect to the transactions contemplated herein, and shall not issue any such press release or make any such public statement that uses the name of Investor (except as may be required by applicable law), or any of its Affiliates without the prior written consent of the Investor, which shall not be unreasonably withheld.

                  Section 7.8. Waivers; Amendment. (a) No failure or delay of the Investor, Sub, the Parent or the Company in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Investor, Sub, the Parent and the Company hereunder are cumulative and are not exclusive of any rights or remedies which the Investor, Sub, the Parent or the Company would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be effected in accordance with Section 7.8(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Investor.

                  Section 7.9. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the other Operative Agreements constitute the entire agreement between the parties relative to the subject matter hereof. Any previous agreement among the parties, including the term sheet and the letter of intent, each dated May 28, 1999, between the Company and SG Capital Partners LLC, with respect to the subject matter hereof is superseded by this Agreement.

                  Section 7.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  Section 7.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

                  Section 7.12. Headings, Definitions, Interpretations. (a) Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  (b) As used in this Agreement, the following terms shall have the meanings specified below:

                  "Affiliate" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  A Person shall be deemed the "beneficial owner" of, and shall be deemed to "beneficially own", any Securities (a) which such Person or any of its Affiliates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act or (b) which such Person or any of its Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of any right of conversion or exchange, warrant, option or otherwise.

                  "Business Days" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company Group" means the Company, the Parent and each of the Subsidiaries of the Company as of the date hereof and any other Affiliated entities created or acquired after the date hereof.

                  "Control" (including, with its correlative meanings, "controlled by", "controlling" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and the protection of the environment.

                  "Equity-Linked Financing" means any financing which any Person receives as consideration for its investment in any member of the Company Group any security that consists of, is convertible into or exchangeable or exercisable for, or is based on the value of, any equity security or equity interest in any member of the Company Group, including, without limitation, common stock, preferred stock, stock options, stock appreciation rights and performance units; it being understood that such term does not include a transaction approved in accordance with Section 5(c) of the Shareholders Agreement in which any such equity security or equity interest is issued in consideration for the acquisition of a trade or business or an interest in a trade or business.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "Facilities" means any facilities or equipment used by the Parent, the Company or any Company Subsidiary in any location, including HVAC systems, mechanical systems, elevators, security systems, fire suppression systems, telecommunications systems, fax machines, copy machines, and equipment, whether or not owned by the Parent, the Company, or any Company Subsidiary.

                  "Financing" means the purchase of the Shares by the SBIC Holder hereunder.

                  "Governmental Authority" means any court, administrative agency or commission or other governmental agency or instrumentality, domestic or foreign, of competent jurisdiction.

                  "Hazardous Materials" means (a) any "hazardous substance" as defined by CERCLA; (b) any "hazardous waste" or "petroleum," as defined by the Resource Conservation and Recovery Act, as amended; (c) any petroleum product;
(d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law, as amended or hereafter amended; or (e) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. ss. 2011 et seq., as amended or hereafter amended.

                  "Internal MIS Systems" means any computer software and systems (including hardware, firmware, operating system software, utilities, and applications software) used in the ordinary course of business by or on behalf of the Parent, the Company or any Company Subsidiary, including the payroll, accounting, billing/receivables, inventory, asset tracking, customer service, human resources, and e-mail systems.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, charge, security interest, easement, covenant, right of way, restriction, equity or encumbrance of any nature whatsoever in or on such asset, (b) the interest of a vendor or a lessor under conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Losses" means any loss (including any diminution in value of the Shares or other securities of the Company or its Affiliates hereafter acquired by the Investor or Sub under this Agreement or the other Operative Documents), judgments, claims, settlements, demand, action, cause of action, assessment, damage, liability, cost or expense, including without limitation, interest, penalties, fines, fees (including attorney's and other experts' fees and disbursements), deficiencies, claims of damage, liens, Taxes, penalties obligations and expenses.

                  Any reference to any event, change or effect being "material" with respect to a Person means an event, change or effect which is or, insofar as reasonably can be foreseen, in the future will be, material to the financial condition, properties, businesses or operations of such Person taken as a whole.

                  "Material Adverse Effect" means any change in or effect on the Parent, the Company or any Company Subsidiary or any of their businesses or operations that is or could reasonably be expected to be materially adverse to the business, operations, properties, financial condition or results of operations of the Parent, the Company and the Company Subsidiaries taken as a whole.

                  "Person" means any individual, firm, corporation, partnership, trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Products" means any products offered or furnished by the Parent, the Company, or any Company Subsidiary or any of their predecessors in interest, currently or at any time in the past, including without limitation each item of componentry sold or leased by such entities, any system, equipment, or products consisting of or containing one or more thereof, and any and all customizations, modifications, and maintenance thereto.

                  "Release" means a "release," as such term is defined in CERCLA.

                  "SBA" means the United States Small Business Administration, and any successor agency performing the functions thereof.

                  "SBIC" means a Small Business Investment Company licensed by an SBA under the SBIC Act.

                  "SBIC Act" means the Small Business Investment Act of 1958, as amended.

                  "SBIC Holder" means the Investor and Sub.

                  "SBIC Regulations" means the SBIC Act and the regulations issued by the SBA thereunder, codified at Title 13 of the Code of Federal Regulations ("13 CFR"), Parts 107 and 121.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Subsidiary" of any Person means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by such Person, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

                  "Tax" or "Taxes" means all (i) Federal, state, local and foreign taxes, assessments and other governmental charges, including, without limitation, (a) taxes based upon or measured by gross receipts, income, profits, sales, use or occupation, and (b) value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with (ii)
(a) all interest, penalties and additions imposed with respect to such amounts and (b) any obligations under any agreements or arrangements with any other Person with respect to such amounts.

                  "Year 2000 Compliant" means that (1) the items at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing and outputting) within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (2) neither the performance nor the functionality nor the Parent's, the Company's or any Subsidiary's provision of the products, services, and other item(s) at issue will be affected by any dates/times prior to, on, after, or spanning January 1, 2000.

                  Terms Generally. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with generally accepted accounting principles, as in effect from time to time. The terms and conditions of this Agreement shall be deemed to apply to the Parent and any Company Subsidiary as though such entity were the Company, except where such application would be manifestly inappropriate.

                  (c) Representations and warranties or other statements to the Company's knowledge shall be deemed to be to the knowledge of Alan Rivera, Robert Kay and Clay Lifflander after due inquiry into the subject matter of such representation, warranty or other statement.

                  Section 7.13. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

                  Section 7.14. CONSENT TO JURISDICTION . EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF (i) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY AND (ii) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENTS BY UNITED STATES REGISTERED MAIL TO SUCH PARTY'S RESPECTIVE ADDRESS FOR NOTICES SET FORTH IN SECTION 7.14 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN NEW YORK WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS SECTION 7.14. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN (a) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY AND (b) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  Section 7.15. Restrictive Legends. The certificates evidencing the Shares to the extent applicable will bear legends reading substantially as follows (unless and until such legend is no longer required):

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS, AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THAT ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THAT ACT PROMULGATED AND THE RULES AND REGULATIONS THEREUNDER.

                  IN WITNESS WHEREOF, the parties have duly executed this Share Purchase Agreement as of the day and year first above written.



                                      KEY COMPONENTS, LLC


                                      By:
                                      Name: /s/ Alan Rivera
                                           --------------------------------
                                           Title:



                                      KEY COMPONENTS, INC.


                                      By:  /s/ Alan Rivera
                                           --------------------------------
                                           Name:
                                           Title:



                                      SGC PARTNERS II LLC


                                      By:  /s/ Christopher M. Neenan
                                           --------------------------------
                                           Name:  Christopher M. Neenan
                                           Title:

                                      KEYHOLD, INC.


                                      By:  /s/ Christopher M. Neenan
                                           --------------------------------
                                           Name:  Christopher M. Neenan
                                           Title: President